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                                                               EXHIBIT 23.3



                 CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS


        We have issued our reports dated January 14, 1991 on our audits of the financial statements and schedules of 1st*Bank as of December 31, 1990 and 1989, and for the years then ended. We consent to the reliance on the aforementioned reports in this Registration Statement and Prospectus, and to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data."



CHESHIER & FULLER, INC., P.C.



Dallas, Texas
November 3, 1994